                                                                    Exhibit 10.1

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made this the 23rd day of March, 2001 by and among SUNTRUST BANK (formerly SunTrust Bank, Nashville, N.A.) (the "Lender") and LANDAIR CORPORATION and LANDAIR TRANSPORT, INC. (collectively, the "Borrower").

                                    RECITALS:

         A. Borrower and Lender entered into that certain Loan and Security Agreement dated January 5, 1999, as amended by a First Amendment to Loan and Security Agreement and as amended by a Second Amendment to Loan and Security Agreement dated August 26, 1999 (as amended from time to time, the "Agreement").

         B. The Borrower and the Lender are desirous of amending the Agreement as set forth below.

         C. Terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations herein, the parties hereto agree that the Agreement is hereby amended and modified as follows:

         Section 1. Section 1.4 of the Agreement concerning "Interest" is amended to the extent that the Applicable Margin shall be one and one-half of one percent (1.5%) per annum.

         Section 2. Sections 4.1 through 4.4 of the Agreement are deleted and the following Sections are substituted in lieu thereof:

                  Section 4.1. Debt to Worth Ratio. The Borrower shall maintain a Debt to Worth Ratio of not more than 1.85 to 1.00 as of the Fiscal Quarter Ending March 31, 2001; 1.75 to 1.00 for the Fiscal Quarter Ending June 30, 2001; 1.65 to 1.00 for the Fiscal Quarter Ending September 30, 2001; and 1.60 to 1.00 for the Fiscal Quarter Ending December 31, 2001 and the end of each Fiscal Quarter, thereafter.

                  Section 4.2. Adjusted Funded Debt to EBITDAR Ratio. While any of the Indebtedness is outstanding, Borrower will maintain (on a consolidated basis) a ratio of Adjusted Funded Debt to earnings before interest, taxes, depreciation, amortization and rents ("EBITDAR") of no greater than 2.5 to 1.0 through December 31, 2001, and 2.0 to 1.0 thereafter, calculated on an annualized rolling four fiscal quarter basis and measured at the end of each fiscal quarter commencing March
         31, 2001.

                  Section 4.3. Net Worth. Borrower shall maintain on a consolidated basis as of the end of each fiscal quarter a Net Worth of not less than $29,650,000 as of March 31, 2001; a net worth of $30,000,000 as of June 30, 2001; a net worth of $30,300,000 as of
         September 30, 2001; and a net worth of $30,500,000 as of December 31, 2001 plus fifty percent (50%) of cumulative net income (provided that any net loss arising from any fiscal quarter or other accounting period shall be counted as zero in calculating cumulative net income) from that date (December 31, 2001) through subsequent fiscal quarter ends.

                  Section 4.4. Cash Flow Coverage. Borrower shall maintain (on a consolidated basis) as of the end of each fiscal quarter (calculated on a rolling four quarter basis) a Cash Flow Coverage Ratio of not less than 1.25 to 1.0.

         Section 3. Section 4.5 is amended to add the following definitions thereto:

                  "Cash Flow" shall mean, in any fiscal period, the net income of Borrower plus depreciation plus amortization of intangible assets plus the interest portion of scheduled debt service plus taxes plus payments made under operating leases less dividends paid to shareholders, all on a consolidated basis and as determined in accordance with generally accepted accounting principles.

                  "Cash Flow Coverage Ratio" shall mean the ratio of Cash Flow to (a) current maturities of long-term indebtedness and interest payments relating thereto (including payments made pursuant to capitalized leases) plus (b) payments made under operating leases, all as determined with regard to Borrower on a consolidated basis in accordance with generally accepted accounting principles.

                  "Debt to Worth Ratio" shall mean the ratio of consolidated total liabilities of Borrower to consolidated net worth of Borrower, all as determined on a consolidated basis and in accordance with generally accepted accounting principles.

         Section 4. The following is added as Section 4.6 of the Loan Agreement:

                  4.6 Capital Expenditures and Acquisitions. Without the prior written consent of Lender, Borrower, and its Subsidiaries shall not individually or collectively make aggregate capital expenditures in any fiscal year in excess of $5,000,000 or make acquisitions of stock or assets in any fiscal year where the aggregate purchase price for such stock or assets is in excess of $3,000,000.

         Section 5. The Borrower and Lender hereby agree and acknowledge that Borrowers' charge against earnings of approximately $9,900,000 which was made in the fourth quarter of 2000, will not be factored into the calculations of the financial covenants of this Loan Agreement during the fiscal year ending December 31, 2001.

         Section 6. The Lender hereby waives compliance by the Borrower with the financial covenants set forth in Section 4.1 through 4.4 of the Loan Agreement in effect prior to this Amendment.

         Section 7. All other applicable provisions of the Agreement are hereby amended to conform to the amendments as expressed in this Amendment.

         Section 8. Except as provided herein, the Agreement shall remain unamended and shall be in full force and effect.

         Section 9. This modification shall be governed by and construed in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the undersigned by and through their duly authorized officers hereby execute this Amendment as of the day and date first set forth above.

                                        LANDAIR CORPORATION


                                        By: /s/ Andrew J. Mantey
                                            --------------------------

                                        Title: Chief Financial Officer
                                               -----------------------



                                        LANDAIR TRANSPORT, INC.


                                        By: /s/ Andrew J. Mantey
                                            --------------------------

                                        Title: Chief Financial Officer
                                               -----------------------



                                        SUNTRUST BANK


                                        By:/s/ William H. Crawford
                                           ---------------------------

                                        Title: Vice President
                                               -----------------------




                                       3